Exhibit 99.1

D AND Z MEDIA ACQUISITION CORP. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

Atlanta, Georgia, January 23, 2023 — D and Z Media Acquisition Corp. (NYSE: DNZ) (the “Company”) today announced that it will redeem all of the outstanding shares of its Class A common stock (the “public shares”), effective as of the close of business on February 7, 2023 (the “Redemption Date”), because the Company’s sponsor has determined it will not make the previously announced additional contribution to the trust account required to be deposited in the trust account on January 28, 2023.

As permitted under the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), the Company’s board of directors has set January 27, 2023 as the termination date following which the Company will, in accordance with the Charter, (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares is expected to be approximately $10.17 (the “Redemption Amount”). In accordance with the terms of the related trust agreement and the Charter, the Company expects to retain interest earned on the funds deposited in the trust account to pay the Company’s tax obligations and $100,000 of dissolution expenses.

As of the close of business on the Redemption Date, assuming that a sum sufficient to redeem the public shares has been irrevocably deposited or set aside to pay the Redemption Amount for each public share, the public shares will be deemed to no longer be outstanding and will represent only the right to receive the Redemption Amount for each such public share.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company’s initial stockholders have agreed to waive their redemption rights with respect to the outstanding shares of Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

Since the Company’s initial public offering on January 28, 2021, its management team has rigorously searched for appropriate target companies with the goal of completing an initial business combination that met its investment criteria. Despite these dedicated efforts, in light of adverse market conditions and the limited pool of quality target companies, the management team has decided it would be unable to complete an initial business combination in time.

The Company expects that the last day of trading of its units, Class A common stock and warrants on the New York Stock Exchange (the “NYSE”) will be January 27, 2023, following which the Company expects that the NYSE will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the Company’s units, Class A common stock and warrants. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About D and Z Media Acquisition Corp.

D and Z Media Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the expected Redemption Amount and timing for redemptions and the delisting of the Company’s securities by the NYSE. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Alex Jorgensen, Prosek Partners, ajorgensen@prosek.com

D and Z Media Acquisition Corp., ir@dandzmedia.com